EXHIBIT 10.01


               PG&E ENERGY SERVICES SUBCONTRACTOR MASTER AGREEMENT
                    FOR ENERGY RELATED EQUIPMENT AND SERVICES

THIS SUBCONTRACTOR MASTER AGREEMENT ("Master Agreement"), effective as of August 23, 1999 ("Effective Date), is made and entered into between PG&E ENERGY SERVICES CORPORATION, a California corporation with principal offices at 345 California Street, Suite 3200, San Francisco, California 94104 ("PG&E ES") and DEMARCO ENERGY SYSTEMS OF AMERICA, INC., a Utah Corporation, with principal offices au 12885 Highway 183, Suite 108-A, Austin, Texas 78750 ("SUBCONTRACTOR").

ARTICLE 1. RECITALS

1.1 Whereas, SUBCONTRACTOR is in the business of providing, among other products and services, certain energy related equipment and services (as hereinafter defined) to its customers; and

1.2 Whereas, PG&E ES has or will be executing agreements with various Customers, including Facility owners and/or tenants ("Customers"), to provide certain energy related equipment; and

1.3 Whereas, PG&E ES desires to retain SUBCONTRACTOR to design, provide, install and optionally maintain and/or operate certain specified energy related equipment ("Energy Related Equipment") hereinafter described; and

1.4 Whereas, this Master Agreement sets forth the general terms and conditions for SUBCONTRACTOR to design, provide, install and optionally maintain and/E operate the Energy Related Equipment, as requested by FG&E ES on a work order basis ("Work Order, as a subcontractor to E&E ES. Individual Work Orders will be issued under his Master Agreement which shall constitute Amendments to this Master Agreement and will be fully incorporated herein. Each Work Order will identify the Customer: individual Site Locations where the work will be performed: Scope of Work including description of Energy Related Equipment and other related equipment to be provided; Project Schedule; compensation: any changes to Warranty provisions for equipment provided; if the Operations and Maintenance ("O&M") provisions shall apply and any modifications to such C&M provisions that shall apply to the Work Order: changes to the insurance requirements for SUBCONTRACTOR's subcontractors; and whether or not Performance Bonds shall be required tr the Work Order work; and

NOW. THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:


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"PG&E Energy Services is not the same company as Pacific Gas and Electric
Company. the utility PG&E Energy Services is not regulated by the California Public Utilities Commission; and you do not have to buy PG&E Energy Services products in order to continue to receive quality regulated services from Pacific Gas and Electric Company. the utility."

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ARTICLE 2. WORK ORDER

2.1 GENERAL PROVISIONS. Work under this Master Agreement shall be performed on a Work Order basis as requested by PG&E ES. Each Work Order issued by PG&E ES shall be executed by both Parties and will serve as authorization for SUBCONTRACTOR to commence work as described in the Work Order. Each Work Order shall be subject to all the terms and conditions of this Master Agreement, but shall constitute a separate and independent performance obligation of the part of SUBCONTRACTOR and payment obligation of PG&E ES. The Work Order may not modify the Master Agreement general terms and conditions except in regards to the Warranty; Operations and Maintenance obligations; SUBCONTRACTOR's subcontractors insurance coverage; and whether or not Performance Bonds will be required for the Work Order Work. Each Work Order. a sample form is attached as EXHIBIT A to this Master Agreement. may include additional information but shall include all of the following information:

A) PG& E ES Contract Number assigned to this Master Agreement; and B) Date of the Work Order and Work Order Number; and C) Identification of Customer who owns and/or leases the Facility, or
   Facilities, where the Work will be performed; and D) All Facility Site Locations where Work will be performed,' and E) Scope of Work, including description of the Energy Related Equipment to be provide; and
F) Project Schedule, including commencement date, substantial completion date, and Operational Date; and
G) Contract Amount for Work Order including schedule of payment, and payment terms; and
H) Indication of whether or not standard Operations and Maintenance ("O&M") provisions apply and if so, details of the O&M provisions and any changes or modifications to the O&M terms; and
I) Changes to standard Warranty provisions, if any.

Any other changes or modifications to the general terms and conditions of the Master Agreement shall require an amendment to the Master Agreement.

2.2 EFFECT OF CHANGES AND MODIFICATIONS TO MASTER AGREEMENT O&M AND WARRANTY PROVISIONS. Each Work Order may include changes and/or modifications to the standard Master Agreement provisions as to O&M, Warranty, Performance Bond, and insurance requirements tr SUBCONTRACTOR's lower tiered subcontractors. If such changes are made, those changes shall affect only the individual Work Order and shall not affect the standard Master Agreement provisions or previously and/or subsequently issued Work Orders.


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ARTICLE 3. SCOPE OF WORK

3.1 GENERAL PROVISIONS. SUBCONTRACTOR shall design, procure, install, and optionally, operate, and maintain at each Site Location the Energy Related Equipment, and any other material, hardware, or software, as identified in the Work Order.

3.2 PERMITS. SUBCONTRACTOR shall obtain any and all necessary permits to complete the Work, as described herein, and as identified in the Work Order.

3.3 INSTALLATION/CONSTRUCTION PHASE. SUBCONTRACTOR shall provide or cause the Work to be performed including, but not limited to, providing all labor, ma-dais, equipment, tools, transportation and other facilities and services necessary for the proper design. procurement and installation of the Energy Related Equipment. If Work includes Construction, as defined in Exhibit B, the terms and conditions of Article 6 herein shall apply.

3.4 LICENSING. SUBCONTRACTOR shall possess any and all licenses required by Applicable Laws to complete the Work, and if specified in the Work Order, to operate and maintain the installed Energy Service Equipment. If SUBCONTRACTOR does not possess a required license- SUBCONTRACTOR shall either acquire the license prior to start of Work or shall subcontract such Work to a contractor who possesses the required license to perform the Work and who shall perform the Work for which a license is required.

ARTICLE 4. PERFORMANCE

4.1 PROJECT SCHEDULE AND STANDARD OF PERFORMANCE. SUBCONTRACTOR shall diligently, and competently perform the Work set forth in all Work Orders, All work performed will comply with standards for comparable work performed by reputable contractors working in the same geographical area where the Work will be performed. A Project Schedule will be attached to each Work Order,

4.2 ACCESS TO SITE LOCATIONS. SUBCONTRACTOR shall be solely responsible for coordinating directly with the Customer regarding all issues related to access C the Site Location to perform the Work.

4.3 DIRECTION TO SUBCONTRACTOR. SUBCONTRACTOR shall take direction only from PG&E ES, or as otherwise designated in writing by PG&E ES, and -or from Customer or others, unless directed because of immediate safety concerns- All requests for additional Work, changes - Work, and/or direction from the Customer or others shall Ce forwarded to PO&E ES' Project Manager for prior written approval Dr denial prior to acting on such requests- If SUBCONTRACTOR performs such work requested without PG&E ES' prior written approval, SUBCONTRACTOR shall not receive any additional compensation or time for such unauthorized work.

4.4 REQUESTS FOR ADDITIONAL WORK. SUBCONTRACTOR shall perform the Work as specified in each Work Order. SUBCONTRACTOR is under no obligation to perform additional work which exceeds the Scope of Work described in the Work Order. During the performance of Work, PG&E ES may request SUBCONTRACTOR E perform additional work, outside the Scope of Work, and such new work shall be authorized by a new or amended Work Order. If, during the performance of the Work, SUBCONTRACTOR is requested to perform work under the existing Work Order that SUBCONTRACTOR believes is outside the Scope of Work identified in the Work Order,


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SUBCONTRACTOR shall provide written notice of same to PG&E ES within three (3)
working days of SUBCONTRACTOR receipt of notice of such request If the Work is teemed by PG&E ES to be outside the original Scope of Work, a new or amended Work Order for the additional work shall be issued. If PG&E ES deems said work to be within the Work Order Scope of Work, SUBCONTRACTOR shall perform such work. But may do so under protest for additional compensation and/or time and such protests shall be resolved in accordance with terms of Section 11.3 herein.

4.5 MATERIAL CHANGED CONDITION. If, during the performance of the Work, SUBCONTRACTOR believes that a Material Changed Condition is impacting or will impact the Work requiring additional time and/or compensation, SUBCONTRACTOR shall provide written notice of same to PG&E ES within Three (S) working days of SUBCONTRACTOR's notice of such Changed Condition, the anticipated time of delay and/or the estimated additional costs associated with the Material Changed Condition. SUBCONTRACTOR shall continuously update PO&E ES as to the impact of the Material Change Condition. If PG&E ES agrees that there is a Material Changed Condition, a new or amended Work Order shall be issued to increase time and/or compensation. A Material Changed Condition shall be defined as one or more of the following conditions that impact the Project Schedule ("Time".) and/or Cost: 1) parties outside the control of SUBCONTRACTOR caused delays in Project Schedule; 2) discovery of differing and unexpected site conditions which were not previously disclosed by Customer and could not have been readily discoverable by SUBCONTRACTOR prior start of Work; 3) discovery of hazardous wastes or material which was not previously disclosed: (4) adverse weather conditions not reasonably anticipated: and (5) any other condition that could not have been reasonably anticipated by the Parties and is outside SUBCONTRACTOR's control, If there is a disagreement between PG&E ES and SUBCONTRACTOR as to whether or not there 5 a Material Change Condition, those disputes shall be resolved in accordance with the provisions of Section 11.3 of this Master Agreement.

4.6 OWNERSHIP OF ENERGY RELATED EQUIPMENT. Until the Operational Date, Substantial Completion. and PG&E ES has made final payment of the Contract Amount as defined in the Work Order, all rights and liabilities of ownership of such Energy Related Equipment shalt remain with the SUBCONTRACTOR, or its subcontractors, hereunder.

4.7 FORCE MAJEURE. SUBCONTRACTOR shall use its best efforts to achieve completion of each Work Order in accordance with the Project Schedule set forth n the applicable Work Order, Performance by either PG&E ES and SUBCONTRACTOR shall not be deemed in default nor shall either Panty be held responsible for any delays that are caused by acts of God, flood, earthquake, unusually severe weather, drought, fire, lightning or other natural catastrophes: or events outside their control including war riot: civil disturbance or disobedience; sabotage; terrorism; strikes; unavoidable accidents: relocation or construction of facilities by others, or shutdown of facilities for repair, maintenance or failure by others: strike; lockout; labor disturbance; freight embargoes; acts or failure to act of any regulatory public or governmental agency or entity; or any other matter beyond the reasonable control of the Party so obligated, whether similar to matters herein enumerated or not. in the event either Party experiences a delay in performance that was caused by events beyond its control, the delayed Party shall provide a written notice of same within three (3) working days to the other Panty. Delayed performance shall be excused for the period of delay, and the time for performance shall be extended for a period equivalent to the period of delay; provided, however, that the Party delayed or prevented from


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performance of Work per the terms of the Work Order has notified the other of such delay or prevention of performance within three (3) days of the inception thereof; and n-as thereafter kept said Panty regularly informed of the status of such delay or prevention of performance.

ARTICLE 5. COMPENSATION

5.1 GENERAL PROVISIONS. For performance of Work as set for I-n each Work Order, PG&E ES will pay SUBCONTRACTOR Contract Amount and in the manner indicated in each Work Order. PO&E ES will pay progress payments for Work completed to date, or for the entire Work on a lump sum basis after the Work is completed, or other payment arrangement. as specified in the Work Order, upon receipt for SUBCONTRACTOR's invoice and in accordance with Section 5-3 herein.

5.2 INVOICES. SUBCONTRACTOR shall submit its invoice for payment to PC&E ES on a monthly basis, or as specified in the Work Order, to the PG&E ES Project Manager identified in the Work Order.

5.3 PAYMENT/RETENTION. Al invoices properly submitted by SUBCONTRACTOR, inducing applicable waivers and releases, in accordance with this Master Agreement and applicable Work Order will be paid by PG&E ES within fifteen (15) days of receipt of such invoice, less a ten (-D%) retention ("Retention") (identified by SUBCONTRACTOR in each invoice). unless an invoice contains a disputed amount, whereupon PC&E ES shall make a partial payment to SUBCONTRACTOR for the undisputed amount, minus the Retention, and PG&E ES shall withhold the disputed amount until the dispute is resolved by the Parties. Except for Retention amounts expended by PG&E ES to correct SUBCONTRACTOR's defective work or to complete the Work not completed by SUBCONTRACTOR, the -'Il Retention amount shall be paid to SUBCONTRACTOR a te time of the Work Order final payment.

ARTICLE 6. CONSTRUCTION ACTIVITIES

6.1 GENERAL PROVISIONS. This Article shall apply only to those Work Orders that include Construction as defined herein that will be performed by SUBCONTRACTOR, or SUBCONTRACTOR's subcontractor.

6.2 CONSTRUCTION DEFINED. Work to be performed shall be defined as Construction Work if it includes any of the activities defined as Construction in EXHIBIT 3. Definitions, attached hereto and incorporated herein.

6.3 LICENSING. if the Work to re performed by SUBCONTRACTOR includes Construction. as defined in EXHIBIT B, any and all Construction activities must be performed by Licensed Contractors, or speciality Licensed Contractors (such as required when disturbing asbestos or other Hazardous Materials), as required by Applicable Law. If Construction Work includes certain design work that requires engineering plans, specifications, and/or drawings. such documents must be signed by an appropriately licensed engineer, and/or architect as required by Applicable Law. if SUBCONTRACTOR does not possess any of the required license or licenses, SUBCONTRACTOR shall subcontract that portion of the Work to a subcontractor, or subcontractors, who possess he required license or licenses and who shall perform such work at no additional cost to PS&E ES.


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6.4 PERFORMANCE BONDS.

6.4.1 PERFORMANCE BOND. SUBCONTRACTOR shall provide PG&E ES at the time of executing a Work Order, unless otherwise specified in the Work Order, an executed Performance Bond for the Construction portion. or all, of the Work. Such Performance Bond shall be in the amount of one hundred percent (100%) of the Contract Amount for the Construction Work portion. or all, of the Work defined in the Work Order, in a form and secured by a surety acceptable to PG&E ES, that shall condition the faithful performance of the Construction Work within the time identified in the Work Order. If SUBCONTRACTOR fails to complete the Construction Work within such time, or such extension thereof as may be allowed, the Work Order may be terminated and if so terminated. PG&E ES shall not thereafter pay or allow SUBCONTRACTOR any further compensation for any Construction Work cone by SUBCONTRACTOR under said Work Order, and SUBCONTRACTOR or its surety shall be liable to POSE ES for all loss or damage which it may suffer because of SUB CONTRACTOR's failure to complete the Construction Work within such time.

6.4.2 NOTIFICATION OF SURETY COMPANIES. All the surety companies providing the Performance Bond shall familiarize themselves with all or the terms and conditions of the Master Agreement and Work Order and they waive tine right of special notification of any change or modification of the Master Agreement, Work Order, extension of time; of decreased or increased work. of the cancellation of the Work Order, or of any other act or acts by PG&E ES or its authorized agents, under the terms of the Master Agreement or Work Order; and failure to -so notify the aforesaid surety companies of changes shall in no way relieve the surety companies of their obligation under the Master Agreement or Work Order.

6.5 WAIVERS AND RELEASES.

6.5.1 UNCONDITIONAL WAIVER AND RELEASE. If SUBCONTRACTOR uses subcontractors to complete any part of the Construction Work, prior to PG&E ES making any progress or final payment to SUBCONTRACTOR, SUBCONTRACTOR shall provide to POSE ES from each Construction subcontractor an Unconditional Waiver and Release at time of invoicing, in a form acceptable to PG&E ES. that states that the subcontractor has been paid in full to date for all labor, services, equipment or materials furnished to the Project at SUBCONTRACTOR's request, and thereby waives and releases any right to a mechanic's lien, stop notice, or any right against any bond. except for any disputed amount identified in the release.

6.5.2 CONDITIONAL WAIVER AND RELEASE. In addition to the requirements of Section
6.5.1 herein, prior to PG&E ES making any progress or final payment to SUBCONTRACTOR. SUBCONTRACTOR shall provide to PG&E ES a Conditional Waiver and Release at time of invoicing, in a form acceptable to PG&E ES, that states that upon receipt of payment from PG&E ES for Work under the Work Order, SUBCONTRACTOR shall waive and release any right to a mechanic's lien, stop notice, or any right against any bond for Work completed to date, except for any disputed amount identified in the waiver and release.


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ARTICLE 7. OPERATION AND MAINTENANCE

7.1 GENERAL PROVISIONS. If tie Work Order specifies that SUBCONTRACTOR shall provide O&M services on behalf of the Customer for the installed Energy Related Equipment. SUBCONTRACTOR shall be responsible for the O&M of said equipment as specified in The Work Order. The Work Order shall provide the terms and conditions under which SUBCONTRACTOR shall provide the O&M services. Such O&M services may extend beyond the Master Agreement Term, and any such expiration of the Term shall not affect the obligations of either Priority under the outstanding and/or incomplete Work Order including the application of the terms and conditions of the Master Agreement to such Work Order.

7.2 ACCESS TO EQUIPMENT. If SUBCONTRACTOR agrees in an individual Work Order to be responsible for the O&M of the Energy Related Equipment provided and installed by SUBCONTRACTOR, SUBCONTRACTOR shall seek from the Customer, permission for SUBCONTRACTOR C reasonably access said equipment to perform O&M responsibilities in accordance with the Master Agreement and Work Order. After termination of the Work Order O&M provisions. SUBCONTRACTOR shall not have any O&M responsibility for the Energy Related Equipment.

ARTICLE 8. WARRANTY

SUBCONTRACTOR warrants that the Energy Related Equipment and its installation as specified in each Work Order shall conform to applicable specifications, drawings, and descriptions and shall be fit for the particular purpose, shall be merchantable, of good workmanship and material, and free from defect. SUBCONTRACTOR assumes responsibility for workmanship and warrants the Energy Related Equipment to be free from defects and is suitable for the purposes intended by PG&E ES and Customer. SUBCONTRACTOR '5 warranties shall run to PG&E ES and Customer, shall not E deemed exclusive and shall be in effect for a period of One (I) Year from the Operational Date of the Energy Related Equipment, or such Warranty period as specified in the Work Order. If PG&E ES or the Customer notifies, or SUBCONTRACTOR has notice of any equipment defect or non-conforming work, SUBCONTRACTOR shall promptly correct the equipment defect or non-conforming work at its own cost and expense.

ARTICLE 9. TERM OF AGREEMENT

This Master Agreement shall remain-n effect for an initial term of one (1) year ('Term') commending on the Effective Date, and such Term shall be automatically extended for additional one (1) year terms, unless the Master Agreement is terminated earlier in accordance with of Article 10 herein. Unless otherwise stated in a Notice of termination, any termination shall not affect the obligations of either Panty under any outstanding and/or incomplete Work Order.

ARTICLE 10. TERMINATION

10.1 TERMINATION FOR CAUSE. I either Parity defaults in the performance its obligations under this Master Agreement. unless such default is due to causes beyond the control of the defaulting Party per Section 4.7, Force Majeure, and such default continues for a period of thirty (30) calendar days after the defaulting Party receives written notice of the default from the non-defaulting Parity. and the defaulting Party does not -Ere the default or receive written approval of a proposal and schedule to cure


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the default that is acceptable to the non-defaulting Party within such time, the non-defaulting Party may terminate this Master Agreement and/or exercise any right or remedy, provided by law or equity. Upon termination of this Master Agreement, each Parity shall forthwith return to the other all papers.
materials, and property of the other held by such Parity in connection herewith. Each Party shall also assist the other in the orderly termination of this Master Agreement and the transfer of all aspects hereof, tangible and intangible, as may be necessary for the orderly, non-disrupted business continuation of each Party.

10.2 TERMINATION FOR INSOLVENCY. Either Party may terminate this Master Agreement immediately by written notice to the other if: (1) the other Parity ceases to carry on its business; or (2) a receiver or similar officer's appointed for the other Party: or (3) the other Parity becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import; or (4) voluntary proceedings under bankruptcy or insolvency laws are commenced by he other Panty, or involuntary proceedings are commenced and such proceedings have not been discharged within forty-five (45) days.

10.3 TERMINATION FOR CONVENIENCE. PG&E ES shall have the right to terminate tints Master Agreement at any time during the Term of the Master Agreement for is convenience upon sixty (60) days advance written Notice to SUBCONTRACTOR. Upon such termination. each Party shall forthwith return to the other all papers, materials. and property of the other held by such Party in connection herewith. Earn Party shall also assist the other in the orderly termination of this Master Agreement and the transfer of all aspects hereof, tangible and intangible. as may be necessary for the orderly. non-disrupted business continuation of each Parity. Notwithstanding the above. SUBCONTRACTOR shall complete Work under an existing Work Order unless terminated per Sections 10.1 and 10.2 herein.

ARTICLE 11. LIABILITY

11.1 INDEMNIFICATION. Each Panty hereby agrees to protect, indemnify and hold the other harmless. and to defend the other. with competent counsel reasonably satisfactory to the indemnified Party, from and against any and all Claims and the assertion thereof to the extent arising from the negligence, breach of contractor willful misconduct of tine indemnifying Party, except That neither Party shall be responsible for Calms arising from the sole negligence or intentional misconduct of the other Party. In no event shall PG&E ES be liable to SUBCONTRACTOR, Customer, or others for any indirect, incidental, consequential or special damages of any kind whatsoever, including without limitation any loss of revenue or loss of profit, loss of savings. loss of goodwill. cost of any substitute Energy Related Equipment downtime cost of capitol, loss of qualification, increased cost of operation. cost of replacement power or fuel or claims of SUBCONTRACTOR or other third parties, by reason of anything done or omitted to be done by-PG&E ES in connection with any Work Order issued under this Master Agreement.


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11.2 INSURANCE. SUBCONTRACTOR shall maintain the following insurance
coverage.SUBCONTRACTOR is also responsible for its lower-tiered Subcontractors maintaining sufficient limits of the same insurance coverage. (1) Workers' Compensation and Employers' Liability: Workers' Compensation insurance or self-insurance indicating compliance with any applicable labor codes, acts, laws or statutes, state or federal, where SUBCONTRACTOR performs Work. Employers' Liability insurance shall not be less than $1,000,000 for injury or death each accident. (2) Commercial General Liability: Coverage shall be at least as broad as the Insurance Services Office (ISO) Commercial General Liability Coverage 'occurrence' form, with no coverage deletions. The limit shall not be less than $1,000,000 each occurrence for bodily injury, property damage, and personal injury. If coverage is subject to a general aggregate limit this aggregate limit shall be twice the occurrence limit, Coverage shall: a) by 'Additional Insured' endorsement add as insured PG&E ES. its directors, officers, agents and employees with respect to liability arising out of Work performed by or for tine
SUBCONTRACTOR: b) be endorsed to specify that the SUBCONTRACTOR's insurance is primary and that any insurance or self-insurance maintained by POSE ES shall not contribute with it, (3) Business Auto: Coverage shall be at least as broad as Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, Code 1 "any auto.' The limit shall not be less than $1,000,000 each accident for bodily injury and property damage. (4) Builders Risk: An 'all risk' Builders Risk insurance policy, including earthquake and flood, shall be maintained during the course of Construction. Policy shall include coverage for materials anc equipment to be used while at the Site, offsite or while in transit to the Site. Coverage shall be written to cover the full replacement cost of the property. Limits and deductibles shall be approved by PG&E ES. PG&E ES shall be named as Loss Payee. (5) Additional Insurance Provisions: Before commencing performance of Work, SUBCONTRACTOR shall furnish PG&E ES with certificates of insurance and endorsements of all required insurance for SUBCONTRACTOR. The documentation shall state that coverage shall not be canceled except after thirty (30) days prior written notice has been give to PG&E ES. The documentation must be signed by a person authorized by that insurer to bind coverage on its behalf and shall be submitted to: PG&E Energy Services, Contracts Department, 345 California Street, Suite 3200, San Francisco, CA 94104. PG&E ES may inspect the original polices or require complete certified copies upon request. Upon request, SUBCONTRACTOR shall furnish PG&E ES the same evidence of insurance for its lower-tiered subcontractors as PG&E ES requires of SUBCONTRACTOR.

11.3 DISPUTE RESOLUTION. In E.-e event of a dispute, controversy, or claim arising out of or relating to this Master Agreement. the Parties shall confer and attempt to resolve such matter informally. If such dispute or claim can not be resolved in this manner, then the dispute or claim shall be referred first to the Panties' executive officers for their review and resolution. If the dispute or claim still can not be resolved by such officers, then tine Parties may agree to submit to non-binding mediation or either Party may file a written demand for arbitration with the American Arbitration Association ("AAA") and shall send a copy of such demand to the other Party. The arbitration shall be conducted pursuant to the Arbitration Rules of the AM in effect at the time the arbitration is commenced. The award rendered by the arbitrator shall be final and binding on the Parties and shall be deemed enforceable in any count having jurisdiction thereof and of 'he Parties. The arbitration shall be heard by one mutually agreeable arbitrator, who shall have experience in the general subject matter to which tine dispute relates. The arbitration shall take place in San Francisco, California unless both Parties mutually agree to a different venue for arbitration.


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11.4 ATTORNEYS' FEES. In the event that binding arbitration or other litigation is initiated between PG&E ES and SUBCONTRACTOR, the prevailing Party, as determined by the Arbitrator or Count, shall be awarded its reasonable attorneys' fees and costs.

ARTICLE 12. MISCELLANEOUS

12.1 DEFINITIONS. For the purposes of This Master Agreement, including all Work Orders and Exhibits, the defined terms shall have the meaning as set forth in EXHIBIT B, Definitions, attached hereto and incorporated herein.

12.2 INDEPENDENT CONTRACTOR. SUBCONTRACTOR's performance of Work under this Master Agreement and all Work Orders shall be as an independent contractor to PG&E ES, and not as an employee, representative or agent of PG&E ES, and shall be responsible for its own work. As an independent contractor, SUBCONTRACTOR shall employ, at its own expense, all personnel necessary to perform the Work, represents that all personnel engaged in performing such Work are fully qualified. authorized, and permitted to do so under all Applicable Laws, and shall be responsible for all matters including payment of its employees, compliance with social security. workers compensation requirements. And withholding for federal, local, and state taxes. In no event shall PG&E ES shall be held responsible for any actor omission of SUBCONTRACTOR.

12.3 COMPLIANCE WITH LAWS. Each Panty agrees that it shall comply with all Applicable Laws including federal, state and local laws, ordinances, regulations, and codes in the performance of this Master Agreement including but not limited to acquiring licenses, insurance, permits. authorizations. registrations. or other governmental requirements necessary for performance of each Party's obligations hereunder.

12.4 GOVERNING LAW/VENUE. This Master Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of California, without reference to its rules of conflict of laws. For the enforcement of any dispute resolved pursuant to Articles 10 and 11 of this Master Agreement, the Parties hereby consent to personal and exclusive jurisdiction and venue of the State and Federal Courts within the City and County of San Francisco, California.

12.5 SEVERABILITY. In the event that any provision of this Master Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void. this Master Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the benefits or burdens of this Master Agreement to either PG&E ES or Customer.

12.6 ASSIGNMENT. SUBCONTRACTOR shall not transfer or assign any rights or interests in this Master Agreement or individual Work Orders without the prior written consent PG&E ES.


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12.7 CHANGES/MODIFICATION/WAIVER. No change or modification to this Master
Agreement nor an: waiver of any rights hereunder, shall be effective unless it is consented to in writing by both Parties. The failure of a Party to insist upon compliance with the strict forms of this Master Agreement or to act or react upon a default in the performance of any obligation hereunder shall not excuse or constitute any form of waiver of that Party's rights or the other Party's obligation. The waver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default. 12.8 NOTICES. Any notices hereunder shall be given in writing and shall be delivered by hand or by first class certified U.S. Mail, return receipt requested to the addresses set forth below, or to such other address as either Panty may substitute by written notice to the other in the matter contemplated herein, and will be deemed given when delivered, or, if delivery is not accomplished by some fault of the addressee. when tendered.

To PG&E ES:
With copy to;
To SUBCONTRACTOR:

PG&E Energy Services Corporation
6900 East Camelback E. Suite 800
Scottsdale, AZ 86261
Attn: Robert Holmes, -Program Manager,
Phone Number: (480)874-4067
Fax Number: (480) 994-4438

PG&E Energy Services Corporation
345 California Street, Suite 3200
San Francisco, CA 94104
Attention: Manager, Contract
Contract Services
DeMarco Energy Services of America, Inc,
2885 Highway 183, Suite 10&A
Austin, Texas .78750
Attention: Peter Des Camps, Sr. VP
Phone Number: (512)335-1494
Fax Number. (512)335-6380

12.9 THIRD PARTY BENEFICIARIES. This Master Agreement shall not create any third party beneficiary obligations with respect to any third party.

12.10 CONFIDENTIAL AGREEMENT. The terms and conditions of this Master Agreement shall be subject. to that certain Mutual Non-Disclosure Agreement between PG&S ES and SUBCONTRACTOR dated April 12, 1999 which is attached hereto as EXHIBIT C and incorporated herein.

12.11 DUPLICATE ORIGINALS. Two (2) duplicate originals of this Master Agreement shall be executed each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

12.12 ENTIRE  AGREEMENT.  This Master  Agreement  contains the entire  agreement between the Parties and there are no oral or written representations. understandings. or agreements between the Parties respecting the subject matter of, this Master Agreement, which are not fully expressed herein.

12.13 EXHIBITS. The Exhibits to this Master Agreement are listed as following and are fully incorporated herein:

EXHIBIT A Work Order Sample Form
EXHIBIT B Definitions
EXHIBIT C Executed Mutual Non-Disclosure Agreement

IN WITNESS WHEREOF the Parties hereto have executed this Master Agreement as of the day and year first above written.

PG&E Energy Services Corporation             DeMarco Energy Systems of America,
                                             Inc.

By:  /s/ Michael Coffin                      By:  /S/ Victor M. DeMarco
   -----------------------------                -------------------------------
Michael Coffin (signature)                   Victor M. DeMarco

Name:                                        Name:
Michael Coffin                               Victor M. DeMarco

Title:                                       Title:
Vice President                               President/CEO

                                    EXHIBIT A
                             WORK ORDER SAMPLE FORM

PG&E ENERGY SERVICES                               PG&E ES CONTRACT NUMBER: 2131

                           WORK ORDER # _____________

                         SUBCONTRACTOR MASTER AGREEMENT
                    FOR ENERGY RELATED EQUIPMENT AND SERVICES

         THE SUBCONTRACTOR MASTER AGREEMENT (Master Agreement), entered into [Month, Day, Year] by and between PG&E ENERGY SERVICES CORPORATION, a California corporation with principal offices at 345 California Street, Suite 3200. San Francisco, California 94104 ("PG&E ES") and DEMARCO ENERGY SYSTEMS OF AMERICA, INC., a Utah corporation ("SUBCONTRACTOR"), with principal offices at 12885 Highway 183, Suite 108-A, Austin. Texas 78750 is hereby amended on this date [ADD DATE OF WORK ORDER] by this Work Order which is fully incorporated into the MASTER AGREEMENT as follows:

1. CUSTOMER. The Customer for whom the Work will be performed is ______________. The address and phone number of the customer is _________________________.

2. SCOPE OF WORK/SITE LOCATIONS. The Scope of Work at each Site Location, including the description of the Energy Related Equipment and other materials to be provided and installed and any other Work to be performed; Warranty provisions; and the Operations and Maintenance provisions. if any: to be provided under this Work Order is identified on ATTACHMENT 1 - "SCOPE OF WORK/SITE LOCATIONS" attached hereto and incorporated herein, Unless otherwise described herein. SUBCONTRACTOR shall be responsible for me disposal of alt lights and ballasts removed from facilities as pant of me Work herein, including responsibility of such light and ballasts that are deemed hazardous materials.

3. PROJECT SCHEDULE. The Project Schedule for each Site Location where Work shall be performed by SUBCONTRACTOR pursuant to this Work Order. Including Commencement Date, Substantial Completion Date, and Operational Date is identified on "ATTACHMENT 2 -PROJECT SCHEDULE" attached hereto and incorporated herein

4. CONTRACT AMOUNT FOR WORK ORDER. The total Contract Amount for performance of this Work Order, schedule of payment, and payment terms is as follows: [ ADD HERE____________]

5. GENERAL TERMS AND CONDITIONS. All other Terms and Conditions provided in the Master Agreement remain unchanged.

         IN WITNESS WHEREOF, the Parties hereto have executed this Work Order as of the day and year first above written.


PG&E ENERGY SERVICES CORPORATION             DEMARCO ENERGY SYSTEMS OF AMERICA,
                                             INC.


By:                                          By:
   -----------------------------                ------------------------------
Name:                                        Name:
Title:                                       Title:





"PG&E Energy Services is not the same company as Pacific Gas and Electric Company, the utility. PG&E Energy Services is not regulated by the California Public utilities Commission: and you do not have to buy PG&E Energy Services products in order to continue to receive quality regulated services from Pacific Gas and Electric Company, the utility."

PG&E ENERGY SERVICES                               PG&E ES CONTRACT NUMBER: 2131






                                    EXHIBIT B
                                   DEFINITIONS


         For the purposes of its Master Agreement, including all Work Orders and Exhibits, the defined terms herein shall have the meaning set forth as follows:

1. APPLICABLE LAWS: "Applicable Laws" shall mean all laws, building codes, rules, regulations, or orders of any federal, state, county, local, or other governmental body, agency, or other authority having jurisdiction over the performance of the Work, as may be in effect at the time the work is completed.

2. CUSTOMER: "Customer" shall mean the owner and/or tenant of the Facility where SUBCONTRACTOR shall perform the Work pursuant to an applicable Work Order,

3. CLAIMS: "Claims" shall mean any and all actions, claims, losses, damages, expenses or liabilities of either Party arising from or a result of this Master Agreement.

4. CONSTRUCTION: "Construction" shall mean any Work to be performed that involves any and all construction, alteration, repair, addition to, subtraction from, improving, moving, wrecking or demolishing any building, highway, road, parking facility, excavation, or other structure or improvement, or to do any pant thereof, including the erection of scaffolding or other structures or works in connection therewith, and the cleaning of grounds or structures in connection with any of the above activities.

5. CONTRACT AMOUNT: "Contract Amount" shall mean the amount of compensation that shall be paid to SUBCONTRACTOR by PG&E ES for satisfactorily providing and installing the equipment, and optionally providing operational and maintenance services for such equipment. described in each Work Order.

6. EFFECTIVE DATE: "Effective Date" shall mean the date this Master Agreement is fully executed as noted above and is the date the Master Agreement is in full force and effect.

7. ENERGY RELATED EQUIPMENT: Energy Related Equipment' shall mean the certain equipment provided and installed, and possibly operated and maintained if requested in the Work Orders, by SUBCONTRACTOR and includes any and all other material, hardware, or software, as specified in each Work Order. Such Energy Related Equipment is and shall remain the personal property of SUBCONTRACTOR, with all the rights and liabilities associated with such ownership, until the final acceptance by the Customer, the Operational Date, and PG&E ES has made final payment to SUBCONTRACTOR of the Contract Amount defined in the Work Order.

8.  FACILITY  OR  FACILITIES:   "Facility"  or   "Facilities"   shall  mean  the
building(s), structure(s) and or other fixtures on the Site Location where Work shall be performed pursuant to an applicable Work Order,

9. HAZARDOUS SUBSTANCES. "Hazardous Substances" shall mean any hazardous, toxic, or dangerous wastes, substances, chemicals, constituents. Contaminants, pollutants, and materials and any other carcinogenic, corrosive, ignitable, radioactive, reactive, toxic, or otherwise hazardous substances or mixtures (whether solids, liquids, or gases) now or at any time subject to regulation, control, remedation, or otherwise addressed under Applicable Laws.

10. INSTALLATION: "Installation" shall mean the setting up and placement of the Energy Related Equipment in accordance with all Applicable Laws, in the manner it will be operated, and as defined in the Work Order. Installation wilt not be deemed complete until the Operational Date and final acceptance by PG&E ES and the Customer.

11. MASTER AGREEMENT: "Master Agreement" shall mean this Energy Related Equipment and Services Master Agreement and all Exhibits attached hereto which are incorporated herein, as the same may be amended or modified from time to time in accordance with the provisions hereof.

12.MATERIAL CHANGED CONDITION: "Material Changed Condition" shall mean changes to the Work, outside the Scope of Work, as defined in Section 4.5, Material Changed Conditions, herein.

13. OPERATIONAL DATE: "Operational Date" shall mean the date when the Energy Related Equipment, and other related equipment, is fully installed and operational. SUBCONTRACTOR shall provide written notice of such date to PG&E ES. Unless PG&E ES disputes, for reasonable cause, the validity of the notice within 15 days of receiving such report, the same shall be deemed accepted by PG&E ES as the Operational Date.

14. OPERATIONS AND MAINTENANCE SERVICES OR O&M: "Operations and Maintenance Services", or O&M, shall mean the provision of operations and maintenance services for the equipment, and any and all other material, hardware, or software provided and installed by SUBCONTRACTOR, in accordance with Article 7 herein.

15. PARTY OR PARTIES: "Party" or "Parties" shall mean PG&E ES, SUBCONTRACTOR.- each or both of them, as the context may require pursuant to the terms and conditions of this Master Agreement.

16. PROJECT: "Project" shall mean the entirety of Work to be performed by SUBCONTRACTOR, as well as all efforts of PG&E ES, CITGO, Customer. and other entities, all as an integrated whole.

17. SITE LOCATION: "Site Location" shall mean the location of the facility where the Energy Related Equipment, other related equipment, and any Test Equipment will be installed, as described and identified in the Work Order.

18. TIME: "Time" shall mean the time period within which the SUBCONTRACTOR shall complete the Work in accordance with the Work Order Project Schedule.

19. RETENTION: "Retention" shall mean the amount to be withheld by PG&E ES from each payment to SUBCONTRACTOR, in the amount of ten (10%) percent, to ensure SUBCONTRACTOR'S performance and completion of the Work as defined in the Work Order.

20. WARRANTY: "Warranty" shall mean, unless otherwise defined in the Work Order, the Energy Related Equipment provided and installed by SUBCONTRACTOR shall conform to applicable specifications and shall be fit for the particular purpose, shall be merchantable. of good workmanship and material, and free from defect for a period of one (1) year from the Operational Date as defined herein.

21. WORK: "Work" shall mean the all the equipment and services described in each Work Order to be provided. installed and performed by SUBCONTRACTOR. Depending on the terms of each Work Order, the Work may include SUBCONTRACTOR designing, supplying, installing, maintaining. operating, and warranting of certain Energy Related Equipment, and providing any other energy-related services specified in the Work Order. The Work described in each Work Order shall also include all labor necessary to produce such services, all materials, fabrications, assemblies, and equipment incorporated or to be incorporated in such installation.

22. WORK ORDER:  "Work Order" shall mean the  document  more fully  described in
Article 3 of this Master Agreement. To be effective, each Work Order must be executed by both Parties.